SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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     Section 240.14a-12.


                                   AETNA INC.
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                (Name of Registrant as Specified In Its Charter)

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The following information has been posted on the Aetna Inc. internal website:

Aetna Moves Closer To Becoming Solely A Health Company

The sale of Aetna's financial services and international businesses to ING Group was approved Monday, Nov. 6, by the Connecticut Insurance Department. The approval represents one of the final hurdles for the closing of the deal that was announced on July 20. In exchange for each share of stock held, Aetna shareholders will receive one share in the new health company, which will be named Aetna Inc., and approximately $35 per share in cash. A special meeting of shareholders will be held Thursday, Nov. 30, at 4 p.m. to vote on the plan, and the transaction is expected to close in early December.

Following the close of the transaction, Aetna will be the nation's leading health and related benefits company with 19.2 million health members, 14.5 million dental members and 11.4 million group insurance members.

Donaldson Details Progress On Improving Financial Performance

In announcing Aetna's third-quarter 2000 operating earnings on Nov. 1, Chairman and CEO William H. Donaldson said the following about efforts to improve the financial performance of the health care business: "As we prepare for the spin-off of our health care operations to shareholders, we are making considerable progress on a number of actions designed to increase our overall financial performance. First, we are continuing to implement significant price increases and shift medical management resources to a more regional structure to enhance our ability to control medical costs.

"Second, we remain committed to our plan to exit roughly half of our Medicare HMO markets on Jan. 1, 2001, and believe that this will result in substantial improvement in the results of our Medicare HMO business. "We also are finalizing our overall commercial market strategy, and have already identified certain commercial product markets that do not meet our profitability or strategic targets. These product offerings will be discontinued or sold.

"Third, we are completing the first level of cost reductions that were announced earlier in the year and are taking aggressive action to reduce our expense base further for 2001, in light of anticipated product or market exits, continued membership attrition in Prudential HealthCare, and our smaller size as a stand-alone health care company.

"Fourth, we remain committed to our goal of remaking our business model to meet consumer demands for choice and flexibility, and to enhance our relations with physicians and hospitals. To that end, we recently introduced a series of open access health plans with Navigator, a state-of-the-art customized Internet resource tool, representing an important step in remaking our product portfolio.

"Finally, the appointment of Dr. John W. Rowe, a distinguished physician and proven health care manager, as President and CEO of Aetna U.S. Healthcare, underscores our commitment to both strengthen management and create a more profitable, more effective company that is member-centric in its philosophy. As we reorient our business and service processes, our goal is to remove hassles and use our wealth of information to enhance physician effectiveness and help our members make more informed decisions about their health."

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Aetna has filed a proxy statement and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the "SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's Web site, http://www.sec.gov. In addition, documents filed with the SEC by Aetna will be available free of charge by calling 1-800-237-4273. Documents filed with the SEC by ING will be available free of charge from the Investor Relations Department, Strawinskylaan 2631.1077 ZZ Amsterdam, P.O. Box 810, 1000 AV. Amsterdam, The Netherlands 31-20-541-5462.

PLEASE READ THE PROXY STATEMENT CAREFULLY BEFORE
MAKING A DECISION CONCERNING THE MERGER.

This document does not constitute a solicitation by Aetna or its board of directors of any approval or action of its shareholders.

Aetna and its board of directors will be soliciting proxies from Aetna stockholders in favor of the merger. You can obtain more information about Aetna's directors and officers and their beneficial interests in Aetna's common stock from the SEC's Web site, http://www.sec.gov, and Aetna's Web site, http://www.aetna.com. Updated information with respect to the security holdings of these individuals will be included in the final proxy statement to be filed with the SEC.

CAUTIONARY STATEMENT -- Certain information in this document concerning the transaction with ING is forward-looking, including statements regarding the amount of cash per share that Aetna's shareholders are projected to receive from the transaction, the tax-efficient nature of the transaction, and Aetna's expectation as to the closing date of the ING transaction. Certain information in this document concerning Aetna's health business is also forward-looking, including the future business prospects for Aetna's health business and Aetna's expectations as to the future impact of certain actions and plans Aetna intends to implement in its health business. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties, many of which are beyond Aetna's control. Important risk factors could cause the actual future results to differ materially from those currently estimated by management. Risk factors that could materially affect statements made concerning the ING transaction include, but are not limited to: the capitalization of Aetna on the closing date, including the number of shares outstanding at that time; the timely receipt of necessary shareholder, regulatory and other consents and approvals needed to complete the transaction, which could be delayed for a variety of reasons related or not related to the transaction itself; the fulfillment of all of the closing conditions specified in the transaction documents; and the results of, and credit ratings assigned to, Aetna's health business at and prior to the closing of the ING transaction. Risk factors that could materially affect statements made concerning the results of Aetna's health business include, but are not limited to: continued or further unanticipated increases in medical costs (including increased medical utilization, increased pharmacy costs, increases resulting from unfavorable changes in contracting or recontracting with providers, changes in membership mix to lower premium or higher cost products or membership adverse selection); the ability to successfully integrate the Prudential HealthCare transaction on a timely basis and in a cost-efficient manner and to achieve projected operating earnings targets for that acquisition (which also is affected by the ability to retain acquired membership and the ability to eliminate duplicative administrative functions and integrate management information systems); adverse government regulation (including legislative proposals to eliminate or reduce ERISA pre-emption of state laws that would increase potential litigation exposure, other proposals that would increase potential litigation exposure or proposals that would mandate coverage of certain health benefits); and the outcome of litigation and regulatory matters, including numerous purported health care actions and ongoing reviews of business practices by various regulatory agencies. For further discussion of important risk factors that may materially affect management's estimates, Aetna's results and the forward-looking statements herein, please see the risk factors contained in Aetna's Securities and Exchange Commission filings, which risk factors are incorporated herein by reference. You also should read those filings, particularly Aetna's 1999 Report on Form 10-K and Report on Form 10-Q for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000 filed with the SEC, for a discussion of Aetna's results of operations and financial condition.